Exhibit 32.1



                  CERTIFICATION PURSUANT TO
                   18 U.S.C. SECTION 1350,
                   AS ADOPTED PURSUANT TO
        SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



    In connection with the Quarterly Report of JLM Couture, Inc. (the "Company") on Form 10-Q for the period ending July 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Joseph L.
Murphy, Chief Executive Officer of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

     (1)  The Report fully complies with the requirements of
Section  13(a)  or Section 15(d) of the Securities  Exchange
Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




September 20, 2004         /s/Joseph L. Murphy
                           ---------------------------------
                           Name:  Joseph L. Murphy
                           Title: Chief Executive Officer
                                  (Principal Executive Officer)



    This  certification accompanies the Report  pursuant  to
Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.